UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 369-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Digitas Inc., a Delaware corporation (“Digitas”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Publicis Groupe S.A., a société anonyme organized under the laws of the Republic of France (“Publicis”), and Pacific Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Publicis, pursuant to which, among other things, Publicis will commence a tender offer for all the outstanding shares of common stock of Digitas, subject to the terms and conditions of the Merger Agreement (the “Offer”). In connection with the Offer, various Digitas executive officers have entered into letter agreements that amend their existing employment agreements and provide for retention compensation.

On December 29, 2006, Brian Roberts, Digitas’ Chief Financial Officer, Cella Irvine, Digitas’ Chief Administrative Officer and Ernest Cloutier, Digitas’ General Counsel and Secretary entered into letter agreements with Digitas which amended the terms of each of their existing employment agreements. Pursuant to the letter agreements, the parties have agreed that while it is anticipated that these officers will continue employment for at least six months following consummation of the Offer, they will be deemed terminated upon consummation of the Offer for purposes of the severance provisions of their agreements, and will receive the severance benefits that would have been provided under those agreements if they had been terminated on that date. The parties have further agreed with each of these officers that if such officer remains employed through the six-month anniversary of consummation of the Offer, in lieu of any payment under Digitas’ bonus plan, the officer will receive a $200,000 retention bonus and the remaining base salary installments of the officer’s severance benefit under the employment agreement will be distributed in a lump sum. Each officer will also earn these benefits if terminated by Digitas without cause (as defined in the letter agreements) prior to such anniversary, but in the event of any voluntary termination or a termination by Digitas for cause, the retention bonus will be forfeited and the remaining base salary installments of the severance benefit will continue to be paid in installments. Pursuant to the letter agreements, each officer has waived the right to any further severance benefits upon a future termination of employment with Digitas and its affiliates.

For further information, reference is made to the letter agreements dated as of December 29, 2006, which are attached as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Brian Roberts.

10.2	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Cella Irvine.

10.3	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Ernest Cloutier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Secretary and General Counsel

Date: January 3, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Brian Roberts.

10.2	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Cella Irvine.

10.3	Letter Agreement dated as of December 29, 2006, by and between Digitas Inc. and Ernest Cloutier.